UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

One Technology Way, Norwood, MA	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 329-4700

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-5.1

Item 8.01.	Other Events
     On March 30, 2011, Analog Devices, Inc. (“Analog Devices”) entered into an Underwriting Agreement among Analog Devices and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriting Agreement”) pursuant to which Analog Devices intends to issue $375 million aggregate principal amount of 3.00% senior unsecured notes due April 15, 2016 (the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-160215) (the “Registration Statement”) and a related prospectus and prospectus supplement, each as filed with the Securities and Exchange Commission. The Notes are to be issued under the indenture dated June 30, 2009 (the “Indenture”), between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a supplemental indenture to be entered into with the trustee, prior to the closing of the transactions contemplated by the Underwriting Agreement.
     The above description is qualified in its entirety by reference to the Underwriting Agreement and Indenture. The Underwriting Agreement is filed as Exhibit 1.1 hereto. The Indenture was previously filed as Exhibit 4.1 to Analog Devices’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 18, 2009. The Underwriting Agreement and Indenture are incorporated herein by reference.
     Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Analog Devices, has issued an opinion to Analog Devices dated March 30, 2011, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.
Date: March 31, 2011	/s/ David A. Zinsner
	Name:	David A. Zinsner
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated March 30, 2011.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).